                                                                    EXHIBIT 10.1


                                 LINE OF CREDIT



$1,000,000.00                                                  NOVEMBER 22, 1998


         MAXXIS GROUP, INC., a Georgia corporation ("Borrower"), for value received, hereby promises to pay to the order of the MAXXIS MILLIONAIRE SOCIETY, a Georgia partnership ("Lender"), the aggregate principal sum of ONE MILLION DOLLARS ($1,000,000.00) or such portion as may have been advanced to Borrower by Lender (the "Principal") pursuant to the terms hereof, no later than November 22, 1999 (the "Due Date"). The Principal is payable, in coin or currency of the United States of America, at 1901 Montreal Road, Suite 108, Tucker, Georgia 30084, or at such other place as Lender may from time to time designate to Borrower in writing.

         1. Line of Credit. The Lender shall advance to the Borrower such sums as the Borrower may request prior to the Due Date, but which advanced sums (the "Advances") shall not exceed in the aggregate $1,000,000.00 (the "Maximum Amount"). All Advances shall be due in full and payable on the Due Date. Lender shall not request any Advances which exceed the Maximum Amount or which would cause the aggregate amount of outstanding Advances (exclusive of Advances that have been repaid by the Borrower and exclusive of any interest that has accrued on the Advances) made pursuant hereto to exceed the Maximum Amount.

        2. Advances. All Advances pursuant to this Line of Credit shall be in the principal amount of $50,000.00 (or a multiple thereof) and shall be noted on Exhibit A hereto. With respect to each Advance and all matters and transactions in connection therewith, the Borrower hereby irrevocably authorizes the Lender to accept, rely upon, act upon and comply with any oral or written instructions, requests, confirmations and orders of Thomas Cordy, the Company's Chief Executive Officer and President, or Daniel McDonough, the Company's Chief Financial Officer.

        3. Interest. Interest shall accrue on the Advances at the rate of ten percent (10%) per annum. No interest shall be payable and due until the Due Date.

        4. Prepayment. The Borrower may, at any time and from time to time, prepay all or any Advances remaining unpaid, without penalty or premium. Prepayments shall be applied first to accrued but unpaid interest and second to outstanding Advances.

        5. Default. The failure by the Borrower to pay the outstanding Advances and any accrued interest thereon on or before the Due Date shall constitute a default under this Line of Credit. Upon a default, the Lender may declare the entire unpaid Principal and all other sums due hereunder immediately due and payable.

        6. Notices. Any notice or demand required or permitted by or in connection with this Line of Credit shall be in writing at the address set forth below or to such other address as may be hereafter specified by written notice to the Lender by Borrower. Any such notice or demand shall be deemed to be effective as of the date of hand delivery or facsimile transmission, one day after dispatch if sent by telegram, mailgram, overnight delivery, express mail or Federal Express, or three days after mailing if sent by first class mail with postage prepaid.

       7. Invalidity of Any Part. If any provision or part of any provision of this Line of Credit shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Line of Credit, and this Line of Credit shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

       8. Choice of Law; Consent to Venue and Jurisdiction. This Line of Credit shall be governed, construed and interpreted in accordance with the laws of the State of Georgia, even if the Georgia rules governing conflicts of laws would otherwise require that the laws of another jurisdiction govern this Line of Credit. Borrower and Lender consent to the jurisdiction and venue of the courts of any county in the State of Georgia or to the jurisdiction and venue of the United States District Court for the District of Georgia in any action or judicial proceeding brought to enforce, construe or interpret this Line of Credit.

       9. Actions Against Lender. Any action brought by Borrower against Lender which is based, directly or indirectly, or in whole or in part, upon this Line of Credit or any matter related to this Line of Credit shall be brought only in the courts of the State of Georgia.

       10. Waiver of Jury Trial. Borrower (by execution of this Line of Credit) and Lender (by acceptance of this Line of Credit) agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by Borrower or the Lender on or with respect to this Line of Credit or which in any way relates, directly or indirectly, to the obligations of Borrower to the Lender under this Line of Credit, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. Borrower (by execution of this Line of Credit) and Lender (by acceptance of this Line of Credit) hereby each expressly waive any right to a trial by jury in any such suit, action, or proceeding. Borrower (by execution of this Line of Credit) and Lender (by acceptance of this Line of Credit) acknowledges and agrees that this provision is a specific and material aspect of the agreement between the parties and that the Lender would not enter into the transaction with Borrower if this provision were not a part of their agreement.



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         IN WITNESS WHEREOF, Borrower and Lender have duly executed this Line of
Credit as of the date first set forth above.

                              MAXXIS GROUP, INC.
                              1901 Montreal Road, Suite 108
                              Tucker, Georgia  30084


                              By:      /s/ Thomas O. Cordy
                                --------------------------------------------
                              Name:    Thomas O. Cordy
                                   -----------------------------------------
                              Title:   Chief Executive Officer and President
                                   -----------------------------------------

                              MAXXIS MILLIONAIRRE SOCIETY
                              1901 Montreal Road, Suite 108
                              Tucker, Georgia  30084


                              By:      /s/ Alvin Curry
                                --------------------------------------------
                              Name:     Alvin Curry
                                   -----------------------------------------
                              Title:   Partner
                                    ----------------------------------------

                                    EXHIBIT A



Date                             Advance             Borrower's Signature          Lender's Signature
----                             -------             --------------------          ------------------
November 22, 1998                $250,000.00         /s/ Thomas O. Cordy           /s/ Alvin Curry

December 7, 1998                 $100,000.00         /s/ Thomas O. Cordy           /s/ Alvin Curry

December 15, 1998                $250,000.00         /s/ Thomas O. Cordy           /s/ Alvin Curry

December 31, 1998                $200,000.00         /s/ Thomas O. Cordy           /s/ Alvin Curry